EXHIBIT 10.2(1)

November 15, 2002

Harry M. Cornell, Jr.

No. 1 Leggett Road

Carthage, MO 64836

Re:    Split-Dollar Life Insurance Policies

            Our File No.:  2-110-13

Dear Harry:

I am writing to confirm the agreement between you and Leggett & Platt, Incorporated (the “Company”) regarding a cash payment from the Company in exchange for life insurance coverage currently provided by the Company.

Under your employment agreement, the Company agreed to provide you with life insurance coverage at least equal to the coverage provided before termination of employment. The Company had provided you with $293,332 of life insurance coverage under two split-dollar policies.

You have agreed to give up the life insurance coverage in exchange for a cash payment of $148,110, less required withholding taxes.

If you are in agreement with the terms of this exchange, please return a signed copy of this letter to me.

Sincerely,

LEGGETT & PLATT, INCORPORATED

/S/    ERNEST C. JETT

Ernest C. Jett

Vice President, General Counsel and Secretary

AGREED TO:

/S/    HARRY M. CORNELL, JR.

Harry M. Cornell, Jr.